SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

THE FRANCE GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THE FRANCE GROWTH FUND, INC.

245 Park Avenue
New York, New York 10167

April [23], 2004

Dear Stockholder:

After careful consideration, the Board of Directors of The France Growth Fund, Inc. has determined that it is advisable and in the best interests of the Fund's stockholders to recommend the liquidation and dissolution of the Fund. The Board based its decision on a number of considerations which are set forth in the accompanying Proxy Statement. If stockholders vote to approve the liquidation and dissolution proposal, as soon as practicable after that vote the Fund's portfolio will be liquidated, its affairs will be wound up, and the liquidation proceeds will be distributed pro rata to stockholders.

Your vote is important. PLEASE TAKE A MOMENT NOW TO SIGN AND RETURN YOUR PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. If we do not receive your executed proxy card(s), you may receive a telephone call from our proxy solicitor, MacKenzie Partners, Inc., reminding you to vote.

Respectfully,

/s/ Thomas C. Barry
Chairman of the Board

/s/ Pierre H.R. Daviron
President

STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

THE FRANCE GROWTH FUND, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
The France Growth Fund, Inc.:

Please take notice that a Special Meeting of Stockholders of The France Growth Fund, Inc., a Maryland corporation (the "Fund"), will be held on May 27, 2004, at 9:00 a.m., Eastern time at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, for the following purpose:

1)	To approve the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination of the Fund dated April 6, 2004 (the "Proposal").

The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders of record of shares of Common Stock of the Fund at the close of business on April 20, 2004, are entitled to vote at the Meeting and at any postponement or adjournment thereof. In the event that the necessary quorum to transact business is not present in person or by proxy at the time of the Meeting, the Chairman of the Meeting may adjourn the meeting to a later date and time. If a quorum is present but there are not sufficient votes in favor of the Proposal, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment with respect to the Proposal will require the affirmative vote of a majority of the votes cast on the matter. If the necessary quorum is obtained, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal.

By Order of the Board of Directors,

/s/ Steven M. Cancro
Secretary

April [23], 2004

IMPORTANT--WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD MAY SAVE THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE MEETING. IF YOU CAN ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

THE FRANCE GROWTH FUND, INC.

245 Park Avenue, New York, New York 10167

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The France Growth Fund, Inc., a Maryland corporation, (the "Fund"), for use at a Special Meeting of Stockholders, to be held at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, counsel to the Fund, on May 27, 2004 at 9:00 a.m., Eastern time, and at any and all postponement or adjournment thereof (the "Meeting"). The meeting has been called to seek stockholder approval of the liquidation and dissolution of the Fund pursuant to the provision of the Plan of Dissolution, Liquidation and Termination of the Fund dated April 6, 2004 ("the Proposal").

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to stockholders on or about April 23, 2004 or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it by mail prior to the Meeting (addressed to the Secretary at the principal executive office of the Fund, 245 Park Avenue, New York, New York 10167), by attending the Meeting and voting in person or by executing and delivering a superseding proxy. Being present at the Meeting alone does NOT revoke a previously executed and returned proxy. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the Proposal referred to in the Proxy Statement.

The presence at the Meeting, in person or by proxy, of the holders of one-third of the shares of the Fund's Common Stock issued and outstanding and entitled to be vote thereat constitutes a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business is not present in person or by proxy at the time of the Meeting, the Chairman of the Meeting may adjourn the Meeting to a later date and time. If a quorum is present but there are not sufficient votes in favor of the Proposal, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment with respect to the Proposal will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees who have not received instructions from the beneficial owner or other persons entitled to vote and, as is the case with voting on the Proposal, do not have discretionary power to vote on the matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

The Proposal requires the affirmative vote of the holders of 66 2/3% of the Fund's outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a "no" vote on the Proposal.

Holders of record of the shares of the Common Stock of the Fund at the close of business on April [__], 2004 (the "Record Date"), will be entitled to one vote per share on all business of the Meeting. The number of shares issued and outstanding as of April [__], 2004 was 12,072,000.

The Fund provides periodic reports to all of its stockholders which highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund, without charge, by calling 1-800-xxx-xxxx or writing to the Fund at 245 Park Avenue, New York, New York 10167.  Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, is the Fund's administrator.

APPROVAL OF THE PLAN
OF DISSOLUTION, LIQUIDATION AND TERMINATION
OF THE FUND

The Fund proposes to liquidate its assets and dissolve pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination of the Fund dated April 6, 2004 (the "Plan"). The Plan was approved by the Board of Directors on April 6, 2004. The Board has determined that the orderly liquidation of the Fund's assets is advisable and has directed that the Plan be submitted for consideration of the stockholders of the Fund. The Plan provides for the complete liquidation of all of the assets of the Fund, the payment by the Fund of all known obligations, including the expenses of the liquidation, and the payments to stockholders of distributions equal to the net asset value per share in redemption of their shares of the Fund[, together with accrued and unpaid dividends and distributions]. If the Plan is approved by the affirmative vote of 66 2/3% of the Fund's outstanding shares of Common Stock, the Fund will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Fund shall be determined to be reasonable and in the best interests of the Fund and its stockholders. A copy of the Plan is attached to this Proxy Statement as Exhibit A, and the description of the Plan in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

If the Plan is approved by the requisite stockholder vote, the Fund will not hold an annual meeting of stockholders in 2004. If the Plan is not approved by the requisite stockholder vote, the Board of Directors will consider what other action, if any, should be taken.

APPROVAL OF THE PLAN

Reasons for the Liquidation and Dissolution

In October 2002, the Board of Directors gave consideration to the future of the Fund, including recommending that the Fund be liquidated or merged with another entity if a suitable partner could be found. It chose, instead, to undertake to internalize Fund management under the leadership of Pierre H.R. Daviron, the Fund's President and Chief Investment Officer. In doing so, it took into account, among other things, the possibility that the French equity market, which had been depressed, would rebound, as well as the Fund's large unrealized capital loss position. That decision has proven beneficial to stockholders. Assets have grown from approximately $75.7 million at the end of October 2002, to $_______________ on April 22, 2004.

Having agreed to periodically revisit the October 2002 decision, on February 13, 2004, the Fund's Board of Directors asked management and Fund counsel to prepare a report revisiting the advisability of recommending to stockholders that the Fund be liquidated and dissolved as being in the best interest of stockholders. Based on that report and its deliberations at a meeting held on April 6, 2004, the Board determined that the dissolution of the Fund was advisable and that it was advisable to dissolve the Fund pursuant to the Plan.

The Board considered that, while the Fund's assets have grown over the past eighteen months, the Fund remains relatively small, and accordingly, the Fund's expense ratio remains high. The expense ratio was 2.75% at December 31, 2004. The Board also took into account the fact that the Managed Distribution Plan adopted in October 2003 had not led to an appreciable reduction in the market price discount to net asset value. The discount calculated on March 25, 2004, the week before the Fund issued a press release giving notice of the proposed liquidation, was -12.43%. The Board noted that it did not believe that stockholders were prepared to adopt a pan-European, multi-manager strategy of the nature that failed to obtain the necessary supermajority stockholder vote at the 2002 Annual Meeting of Stockholders and that a substantial majority of the stockholders who cast ballots at the 2003 Annual Meeting of Stockholders had voted in favor of a stockholder proposal recommending that the Board liquidate that Fund or otherwise enable stockholders to realize net asset value for their shares.

Given the above, the Board decided to recommend that the stockholders adopt the Plan. Nine of the ten members of the Board of Directors voted in favor of the recommendation. Mr. Daviron abstained.

The Fund will bear the costs associated with the liquidation of the Fund, which are expected to total approximately [$XXX,XXX].

As of April [22], 2004, the net asset value per share of the Fund's shares was [$X.XX], and the price per share of the last reported trade of the Fund's shares on the same date was [$X.XX]. The market price of the Fund's shares may increase or decrease prior to the distributions of the assets to the Fund's stockholders. Stockholders are urged to obtain current market quotations for the Fund's shares.

The liquidation of the assets and dissolution of the Fund will permit the Fund's stockholders to invest the distributions received by them upon the Fund's liquidation in investment vehicles of their own choice.

Plan of Dissolution, Liquidation and Termination of the Fund

The Plan provides for the complete liquidation of the assets of the Fund, distribution of the proceeds to stockholders and dissolution of the Fund. If the Plan is approved, the Fund will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as Fund management, under the supervision of the Board, shall determine to be reasonable and in the best interests of the Fund and its stockholders. Among other things, the Plan provides that, in light of the proposal to pay liquidating distributions, the managed distribution plan adopted in 2003 will terminate at such time as the stockholders adopt the Plan. The Plan authorizes the Board to abandon the Plan without stockholder approval at any time prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund's stockholders. The Board does not currently anticipate that there would be grounds to abandon the Plan.

Liquidation Value

If the Plan is adopted by the Fund's stockholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's known expenses, charges, liabilities and other obligations, including those expenses incurred in connection with the liquidation, each Fund stockholder will receive an initial distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current valuation procedures, together with accrued and unpaid dividends and distributions with respect to each of the stockholder's shares of the Fund. Thereafter, one or more further distributions will be made (the "Liquidation Distributions").

Federal Income Tax Consequences

The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any stockholder upon receipt of a Liquidation Distribution will be as set forth below.

This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

The information below is only a summary of some of the federal tax consequences generally affecting the Fund and its individual U.S. stockholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to stockholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Stockholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon on receiving the Liquidation Distribution. The receipt of the Liquidation Distribution may result in tax consequences that are unanticipated by stockholders.

As discussed above, pursuant to the Plan, the Fund will sell its assets, pay or make provisions for the payment of all liabilities, distribute the remaining proceeds to its stockholders and dissolve. The Fund anticipates that the Fund will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, will not be taxed on any of its net capital gains realized from the sale of its assets.

For federal income tax purposes, a stockholder's receipt of the Liquidation Distributions will be a taxable event and will be treated as a sale of the stockholder's shares of the Fund in exchange for the Liquidation Distributions. Each stockholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis in his or her shares and the Liquidation Distributions he or she receives from the Fund. If the shares are held as a capital asset, the gain or loss will generally be characterized as a capital gain or loss. If the shares have been held for more than one year, any gain will constitute a long-term capital gain taxable to individual stockholders at a maximum rate of 15%, and any loss will constitute a long-term capital loss. If the stockholder has held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss.

If a stockholder has failed to furnish a correct taxpayer identification number or has failed to clarify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the stockholder may be subject to a 28% backup withholding tax with respect to any ordinary or capital gains dividends as well as the Liquidation Distribution. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

Stockholders will be notified of their respective shares of ordinary and capital gains dividends for the Fund's final fiscal year in normal tax-reporting fashion.

Liquidation Distribution

At present, the dates on which the Fund will pay Liquidation Distributions to its stockholders is uncertain, but it is anticipated that if the Plan is adopted by the stockholders at the Meeting on May 27, an Initial Liquidation Distribution would occur on or about June 30, 2004, with a second Liquidation Distribution to be paid thereafter. There can be no assurance, however, that the Liquidation Distributions can be made by these dates. [Stockholders holding Fund shares in book-entry form as of the close of business on the date immediately preceding a Liquidation Date will receive their Liquidation Distributions on the relevant Liquidation Date without any further action on their part.] Stockholders holding their Fund shares in certificated form ("Certificate Stockholders") will receive their Liquidation Distributions upon receipt by the Fund of their certificates. Certificate Stockholders will receive appropriate instructions for submission of their certificates prior to the Liquidation Date.

REQUIRED VOTE

Approval of this Proposal requires the affirmative vote of 66 2/3 % of the Fund's outstanding shares of Common Stock.  The Board recommends that the stockholders vote FOR the proposed liquidation of assets and dissolution of the Fund pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination.

ADDITIONAL INFORMATION

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by the Fund. In addition to solicitation by mail, certain officers and representatives of the Fund [and/or Brown Brothers Harriman & Co., the Fund's administrator and custodian, and their representatives], who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

MacKenzie Partners, Inc., a third-party solicitation firm, has been engaged to assist in the solicitation of proxies, at a cost of approximately [$X,XXX.XX]. Brokerage houses, banks, and other fiduciaries may also be requested to forward these proxy materials to the beneficial owners of Fund shares to obtain authorization for completing the proxies and will be reimbursed by the Fund for their out-of-pocket expenses.

As the Meeting date approaches, certain stockholders of the Fund may receive a telephone call from a representative of MacKenzie Partners, Inc., if their vote has not yet been received, asking them to vote. The Fund may also send follow up mailings.

Should stockholders require additional information regarding the proxy or replacement proxy cards, they may contact MacKenzie Partners, Inc., toll-free at [1-800-XXX-XXXX]. Any proxy given by a stockholder is revocable until the Meeting.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

To the best of the Fund's knowledge, as of April [8], 2004, no person owned beneficially more than 5% of the outstanding shares of the Fund other than:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Shares Outstanding
Bankgesellschaft Berlin AG Alexanderplatz 2 Berlin, Germany 10178*	2,790,105	23.1%
Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany*	1,036,400	8.6%
Wachovia Corporation, on behalf of Tattersall Advisory Group, Inc. and Wachovia Securities, LLC One Wachovia Center Charlotte, NC 28288-0137*	926,530	7.7%
Lazard Asset Management LLC c/o Mitchell Hutchins Asset Management 499 Washington Blvd, 14th Floor Jersey City, NJ 07310*	831,424	6.9%
Phillip Goldstein 60 Heritage Drive Pleasantville, NY 10570*	647,486	5.4%
Karpus Management, Inc. d/b/a Karpus Investment Management 183 Scullys Trail Pittsford, NY 14534*	620,805	5.1%

*Based on the most recently filed 13G with the Securities and Exchange Commission.

As of April [__], 2004, the Fund's Directors and officers as a group beneficially owned less than 1% of the outstanding shares of the Fund.

PROPOSALS OF STOCKHOLDERS

If the Proposal is approved by the stockholders, the Fund will not hold a 2004 Annual Meeting of Stockholders. If, however, the Proposal fails to be approved, the Fund expects to hold an Annual Meeting of Stockholders in September, 2004. Stockholders wishing to submit proposals to be presented at a 2004 Annual Meeting of Stockholders of the Fund, if one is held, and to be included in the Fund's proxy materials, should send their written proposals to the Secretary of the Fund, 245 Park Avenue, New York, New York 10167, a reasonable time before the Fund will begin to print and mail the proxy materials for any such meeting. The Fund will make a public announcement, through the issuance of a press release, of the date of the 2003 Annual Meeting, if any.  The timely submission of a proposal does not guarantee its inclusion.

In accordance with the Fund's Amended and Restated Bylaws, stockholders wishing to present proposals at any 2004 Annual Meeting of Stockholders of the Fund not to be included in the Fund's proxy materials must send written notice to the Secretary of the Fund of such proposals not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Fund.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors of the Fund is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their discretion.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Directors,
/s/ Steven M. Cancro
Secretary

EXHIBIT A

PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION
OF THE FRANCE GROWTH FUND, INC.
DATED APRIL 6, 2004

The France Growth Fund, Inc., a Maryland corporation (the "Company"), shall proceed to a complete liquidation of the Company according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of the Company's stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Company (each a "Stockholder" and, collectively, the "Stockholders") for their adoption or rejection at a special meeting of Stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Company shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Stockholders.

2. Liquidation and Distribution of Assets. As soon as practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan, the Company and Fund management, under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Company's liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

3. Provisions for Liabilities. The Company shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

4. Distributions to Stockholders. As soon as practicable after the Effective Date and in accordance with section 331 of the Internal Revenue Code of 1986, as amended, the Company shall liquidate and distribute pro rata on one or more dates (the "Liquidation Dates") to its stockholders of record as of the close of business on the date immediately preceding the Liquidation Dates all of the remaining assets of the Company in complete cancellation and redemption of all the outstanding shares of the Company, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Company on the Company's books on the Liquidation Dates, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Dates ("Liquidation Dividends"), and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Company on the Company's books. The Managed Distribution Plan put in effect in 2003 shall be terminated at such time as the Stockholders adopt the Plan.

5. Notice of Liquidation. As soon as practicable after the Effective Date, the Company shall mail notice to the appropriate parties that this Plan has been approved by the Board and the Stockholders and that the Company will be liquidating its assets, to the extent such notice is required under the MGCL.

6. Filings. As soon as practicable, the Company shall prepare and file Articles of Dissolution, Form N-8F under the 1940 Act and any other documents as are necessary to effect the dissolution and/or de-registration of the Company and its shares in accordance with the requirements of the Articles of Incorporation of the Company, the MGCL, the Code, the 1940 Act and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns, and the filing of materials with the New York Stock Exchange to effect a delisting.

7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Company and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan without Stockholder approval at any time prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Stockholders.

8. Powers of Board and Officers. The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Company and/or its shares, withdrawing any qualification to conduct business in any state in which the Company is so qualified and the preparation and filing of any tax returns, and the filing of materials with the New York Stock Exchange.

9. Termination of Business Operations. As soon as practicable upon adoption of this Plan, the Company shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

10. Expenses. The expenses of carrying out the terms of this Plan shall be borne by the Company, whether or not the liquidation contemplated by this Plan is effected.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by the Company as of this 6th day of April, 2004.

THE FRANCE GROWTH FUND, INC.

By:

/s/ Thomas C. Barry
Chairman of the Board

PROXY

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE PROPOSAL LISTED BELOW AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The Board members of your Fund unanimously recommend that you vote for the following proposal, as more fully described in the accompanying Proxy Statement:

To approve the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination of the Fund.

[  ] FOR             [  ] AGAINST             [  ] ABSTAIN

THE FRANCE GROWTH FUND, INC.
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS -- MAY [27], 2004

The undersigned stockholder of The France Growth Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Thomas C. Barry and Edmond P. Bergan, and each of them, as proxies for the undersigned, with the power of substitution in each of them, to attend the Special Meeting of Stockholders of the Fund to be held at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, on Thursday, May 27, 2004 at 9:00 a.m., eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The item on the reverse is a proposal of the Fund.

The proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting and any postponement or adjournment thereof in the discretion of the Proxy holder.

Please sign exactly as your name or names appear. When
signing as attorney, executor, administrator, trustee or
guardian, please give your full title as such.

( Signature of Shareholder)

(Signature of joint owner, if any)

Dated , 2004

PLEASE SIGN AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED.